RING ENERGY ANNOUNCES SUCCESSFUL RESULTS OF SENIOR CREDIT FACILITY FALL 2023 REDETERMINATION AND FINAL PAYMENT FOR FOUNDERS PROPERTY ACQUISITION

The Woodlands, TX – December 21, 2023 – Ring Energy, Inc. (NYSE American: REI) (“Ring” or the “Company”) today announced that the borrowing base was reaffirmed at $600 million under its $1.0 billion senior revolving credit facility (the “Credit Facility”). In addition, the Company announced that it had recently made the final payment of $11.9 million on its previously-announced acquisition of the Central Basin Platform assets of Founders Oil & Gas IV, LLC (“Founders”). The payment was reduced from $15.0 million to $11.9 million as a result of purchase price adjustments in the final settlement. Separately, Ring disclosed the recent sale of $1.5 million of non-core assets located in Gaines County, Texas.

KEY HIGHLIGHTS
•Reaffirmation of the Credit Facility borrowing base at $600 million;
•No changes to the terms under the Credit Facility, with next regularly scheduled bank redetermination for the Company to occur during the spring of 2024;
•Finalized the purchase of the Founders properties with the reduced deferred payment that was $3.1 million less than the initially-disclosed $15.0 million due to purchase price adjustments; and
•Proceeds from the recent sale of $1.5 million in non-core assets are to be used to further reduce outstanding borrowings on the Credit Facility.

Paul D. McKinney, Chairman of the Board and Chief Executive Officer, commented, “As we exit 2023, our industry continues to experience oil and natural gas price volatility. When considering the additional uncertainty the recent rapid rise in interest rates creates, we believe it is important to express our gratitude to our bank group for their continued support. Ring has worked hard to strengthen our balance sheet and the quality of the assets that underpin our Credit Facility. We remain focused on maximizing free cash flow generation through cost reduction initiatives, the disposition of non-core assets, and the acquisition of high margin, low break-even assets and applying the excess cash from our operations to accelerate paying down debt. We believe our value focused proven strategy is the right strategy for times like these and we look forward to 2024 and beyond, creating value for our stockholders.”

About Ring Energy, Inc.
Ring Energy, Inc. is an oil and gas exploration, development, and production company with current operations focused on the development of its Permian Basin assets. For additional information, please visit www.ringenergy.com.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitation, statements with respect to the Company’s strategy and prospects. The forward-looking statements include statements about the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Ring and its management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under the Company’s credit facility; Ring’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; the impacts of hedging on results of operations; and Ring’s ability to replace oil and natural gas reserves. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended December 31, 2022, and its other SEC filings. Ring undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact Information
Al Petrie Advisors
Al Petrie, Senior Partner
Phone: 281-975-2146
Email: apetrie@ringenergy.com
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